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                                                                     Exhibit 4.1
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                               BRUSH WELLMAN INC.
                         KEY EMPLOYEE SHARE OPTION PLAN







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                               BRUSH WELLMAN INC.
                         KEY EMPLOYEE SHARE OPTION PLAN


                                TABLE OF CONTENTS


Article                                                                  Page

               Preamble                                                    1

    I          Definitions                                                 1

   II          Award of Options                                            3

  III          Exercise of Options                                         5

   IV          Amendment or Termination of Plan                            8

    V          Administration                                              9

   VI          Trust Provisions                                           10

  VII          Miscellaneous                                              10